                                                                    Exhibit 4.10

                            SUPPLEMENTAL INDENTURE
                            ----------------------

     PLATINUM technology, inc. ("PLATINUM"), a corporation duly organized and existing under the laws of the State of Delaware, PLATINUM technology Operating, inc., a corporation duly organized and existing under the laws of the State of Delaware, PLATINUM technology IP, inc., a corporation duly organized and existing under the laws of the State of Delaware (each of PLATINUM technology Operating, inc. and PLATINUM technology IP, inc. is referred to herein as a "Transferee" and are collectively referred to herein as the "Transferees") and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee ("ANB"), a national banking association organized under the laws of the United States of America, hereby enter into this Supplemental Indenture as of this 1st day of January 1999.

     WHEREAS, PLATINUM and ANB are parties to that certain Indenture dated as of December 15, 1997 relating to $150,000,000 of PLATINUM's 6.25% Convertible Subordinated Notes Due 2002 ("Indenture");

     WHEREAS, as of January 1, 1999, PLATINUM has transferred to the Transferees certain of the assets of PLATINUM by virtue of a Bill of Sale, Assignment and Assumption Agreement between PLATINUM and the Transferees dated as of January 1, 1999;

     WHEREAS, the Transferees have acquired collectively substantially all of the assets of PLATINUM by virtue of the above transfer;

     WHEREAS, each of the Transferees is a wholly owned subsidiary of PLATINUM;

     WHEREAS, Article 5 of the Indenture requires that each of the Transferees expressly assume the obligations of PLATINUM under the Indenture by entering into this Supplemental Indenture; and

     WHEREAS, Article 5 of the Indenture also requires that PLATINUM remain jointly and severally liable with the Transferees with respect to the obligations under the Indenture.

     NOW, THEREFORE, in consideration of these facts, the parties hereby agree to the following. Initially capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

     1. Assumption of Obligations. Pursuant to Section 5.1 of the Indenture, each of the Transferees hereby expressly assumes the due and punctual payment of the principal of and interest (including Additional Amounts, if any, or Additional Interest, if any) on all of the Securities and all of the other obligations of PLATINUM in connection with the Securities and the Indenture.

     2. Obligations of PLATINUM. Pursuant to Section 5.2 of the Indenture, PLATINUM shall remain jointly and severally liable with the Transferees for the obligations under the Indenture.

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     3.  Officer's Certificate and Opinion of Counsel. PLATINUM has delivered the Officer's Certificate and Opinion of Counsel relating to the Supplemental Indenture as required by Section 5.1 of the Indenture.

     4. The Indenture. As modified by this Supplemental Indenture, the Indenture shall remain in full force and effect.

     5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE

By /s/ Melissa Wilman
   _________________________________________

Title  Trust Officer
       ______________________________________


PLATINUM technology, inc.

By /s/ Paul Schiada
   _________________________________________

Its  Vice President and Senior Corporate Counsel
     ____________________________________________


PLATINUM technology Operating, inc.

By   /s/ Paul Schiada
   _________________________________________

Its  Vice President and Senior Corporate Counsel
     ___________________________________________

PLATINUM technology IP, inc.

By  /s/ Paul Schiada
    _________________________________________

Its  Vice President and Senior Corporate Counsel
     ___________________________________________



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